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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT

    AGREEMENT made and entered into in New York, New York by and between Razorfish, Inc. (the "Company"), a Delaware corporation with its principal place of business at 107 Grand Street, New York, New York, 10013 and Michael Pehl 18 Page Road, Lincoln, Massachusetts 01773 (the "Executive"). This Agreement shall be effective on the Closing Date, as defined in that certain Agreement and Plan of Merger (the "Agreement and Plan of Merger") dated as of August 10, 1999, among the Company, Razorfish Merger Sub, Inc. and International Integration Incorporated a/k/a i-Cube (the "Effective Date").

    WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to employ the Executive as its Chief Operating Officer and the Executive wishes to accept such employment;

    NOW, THEREFORE, in consideration of the foregoing premise and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

    1. Employment. Subject to the terms and conditions set forth in this
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Agreement, the Company hereby offers, and the Executive hereby accepts, employment.

    2. Term. Subject to earlier termination as hereafter provided, the
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Executive's employment hereunder shall be for a term of one (1) year, commencing as of the Effective Date of this Agreement, and shall automatically renew thereafter for successive periods of one (1) year each unless either party notifies the other in writing at least sixty (60) days prior to the end of the then-current term that this Agreement is no longer to be extended. The term of this Agreement, as from time to time the same may be renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof".

    3. Capacity and Performance.
       ------------------------

        a. During the term hereof, the Executive shall serve the Company as its Chief Operating Officer, reporting to the Chief Executive Officer of the Company (the "CEO").

        b. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform such duties as are intrinsic to his position and such other duties and responsibilities consistent with his position as may reasonably be designated from time to time by the CEO.

        c. During the term hereof, the parties acknowledge that it is anticipated that the Executive shall work in New York City, on average, approximately two (2) days of each business week.

        d. During the term hereof, the Executive shall devote substantially all of his business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder.

    4. Compensation and Benefits. As compensation for all services performed by
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the Executive during his employment:

        a. Base Salary. During the term hereof, the Company shall pay the
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Executive a base salary at the rate of not less than Three Hundred Thousand
Dollars ($300,000) per annum, payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board of Directors of the Company (the "Board"), in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary".

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        b. Bonus Compensation.
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           (i) In the event that the Effective Date occurs prior to December
31, 1999, the Executive will be deemed to have earned an annual bonus for 1999 equal to that portion of his target of seventy-five percent (75%) of the Base Salary as is determined in accordance with the terms and conditions of the International Integration Inc. ("i-Cube") bonus plan in effect immediately prior to the Effective Date (the "i-Cube Plan") to have accrued in accordance with such i-Cube Plan.

           (ii) During the term hereof after 1999, the Executive shall be eligible from time to time to receive bonuses or to participate in profit sharing in such amounts as are determined by the Compensation Committee of the Board to be appropriate for similarly situated executives of the Company. Eligibility will be determined through a review process that will consider Executive's work performance and contribution to the Company, and the Company's performance, as determined by, and at the discretion of the Board. The Company will conduct Executive performance reviews in accordance with the Company policy in effect from time to time.

        c. Stock Options.
           -------------

           (i) The Company hereby acknowledges that the Executive has been granted by i-Cube options (the "Executive Options") to purchase one million four hundred ninety-one thousand five hundred (1,491,500) shares of i-Cube common stock (the "Common Stock").

           (ii) The Executive Options held by the Executive as of the Closing Date shall be converted at the Exchange Ratio (as such term is defined in the Agreement and Plan of Merger) into options to purchase shares of Razorfish common stock in accordance with the terms and conditions of the Agreement and Plan of Merger.

           (iii) The following sets forth the vesting schedule of the Executive
Options:

                 (A) one million one hundred ninety-three (1,193,376) Executive Options are vested as of the Effective Date;

                 (B) two hundred twenty-three thousand one hundred twenty-four (223,124) Executive Options shall vest as of the Effective Date; and

                 (C) seventy-five thousand (75,000) Executive Options shall vest in equal ratable installments of nine thousand three hundred seventy-five (9,375) Executive Options every six (6) months for the period of four (4) years immediately following the Effective Date.

           (iv) Except as expressly set forth in this paragraph 4.c, the Executive Options shall be subject to all terms and conditions of the i-Cube stock option plan as the same shall be adopted and implemented by the Company.

        d. Vacations. During the term hereof, the Executive shall be entitled to
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four (4) weeks of paid vacation per annum accrued in accordance with and otherwise subject to the Company's vacation policies for similarly situated executives, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. In the event of any termination of this Agreement for any reason, the Executive shall be entitled to cash compensation for vacation time not used as of the date of termination ("Final Vacation Pay").

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        e. Other Benefits. During the term hereof and subject to any
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contribution therefor generally required of executives of the Company, the
Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for executives of the Company generally. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

        f. Business Expenses. The Company shall pay or reimburse the Executive
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for all reasonable business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any expense policies adopted by the Company with respect to similarly situated executives and further subject to such reasonable substantiation and documentation as may be specified by the Company from time to time. The Company shall pay or reimburse the Executive for all reasonable travel expenses associated with his travel between Boston and other cities, and New York City, to enable him to attend to his duties or responsibilities at the Company's offices in New York City, and the Company shall also maintain, and pay or reimburse the Executive for all expenses associated with locating and renting a furnished apartment in New York City (including reasonable brokerage fees, rental and security deposits) for his use during the term of his employment with the Company, provided, however, that monthly rent expenses associated therewith, in the aggregate shall not exceed Four Thousand Dollars ($4,000) per month without the prior approval of the Company.

    5. Termination of Employment and Severance Benefits. Notwithstanding the
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provisions of Section 2 hereof, the Executive's employment hereunder shall terminate under the following circumstances:

        a. Death. In the event of the Executive's death during the term hereof,
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the Executive's employment hereunder shall immediately and automatically terminate. In that event, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary, any Final Vacation Pay, reimbursement for any documented business expenses reimbursable under Section 4.f above, and any bonus compensation that is earned but unpaid, pro-rated through the date of his death.

        b. Disability.
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           (i)  The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred and eighty (180) days during any period of three hundred and sixty-five (365) consecutive days. If the Company terminates the Executive's employment pursuant to this Section 5.b, the Executive shall receive any Base Salary earned and unpaid through the date of termination, any Final Vacation Pay, reimbursement for any documented business expenses reimbursable under Section 4.f above, and any bonus compensation that is earned but unpaid, pro-rated through the date of termination.

            (ii) The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4.a and benefits in accordance with Section 4.d, to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company's disability income plan, if any, or until the termination of his employment, whichever shall first occur.

            (iii) While receiving disability income payments under the Company's disability income plan, if any, the Executive shall be entitled to receive the difference between the Base Salary

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    and such disability income payments and shall continue to participate in
    Company benefit plans in accordance with Section 4.d, until the termination of his employment.

            (iv) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by mutual agreement of the Company and the Executive or his duly appointed guardian, if any, to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue.

    c. By the Company for Cause. The Company may terminate the Executive's
       ------------------------
employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination: (i) the Executive's conviction of or plea of nolo contendere to a felony or other crime involving moral turpitude; (ii) the Executive's fraud, theft, embezzlement, other material dishonesty or a material breach of a fiduciary duty owed to the Company; (iii) the Executive's willful failure to perform (other than by reason of disability), or gross neglect in the performance of, his duties and responsibilities to the Company hereunder; provided, however, that the Company may terminate Executive's employment
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hereunder for "Cause" within the meaning of clauses (iii) above only upon thirty
(30) days' prior written notice to the Executive during which period the Executive may cure the breach or neglect provided that such breach or neglect is reasonably capable of being cured. Upon termination of Executive's employment for Cause in accordance with this Section 5.c, the Company shall have no further obligation or liability to the Executive, other than for Base Salary earned and unpaid at the date of termination, any Final Vacation Pay, and reimbursement for documented business expenses reimbursable under Section 4.f above.

    d. By the Company Other than for Cause. The Company may terminate the
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Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, then for a period of one (1) year following the date of termination, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination (the "Severance Payments") and shall continue to pay the cost of the Executive's participation and that of his eligible dependents in its group health and any other health-related plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. In the event of termination under this Section 5.d, the Company also shall pay the Executive a lump sum payment equal to the sum of any Final Vacation Pay, any documented business expenses reimbursable under Section 4.f above, and any bonus compensation that is earned and unpaid, pro-rated through the date of termination. All Severance Payments under this Section 5.d will be in the form of salary continuation, payable in accordance with the normal payroll practices of the Company, and will begin at the Company's next regular payroll period following the date of termination of the Executive's employment.

    e. By the Executive for Good Reason. The Executive may terminate his
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employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Executive: (i) failure of the Company to continue the Executive in the position of Chief Operating Officer;
(ii) substantive diminution in the nature or scope of the Executive's responsibilities, duties or authority; (iii) willful failure of the Company to provide the Executive all compensation and other benefits and perquisites set forth in Section 4 hereof, and (iv) any requirement by the Company that the Executive work in New York City, on average, more than two days each business week; provided, however, that the Executive shall only be entitled to terminate his employment hereunder for Good Reason after providing the Company thirty (30) days' notice during which the Company may endeavor to cure any such failure described in paragraphs 5(e)(i), 5(e)(ii), 5(e)(iii) and 5(e)(iv) above and which failure is capable of cure. In the event of termination in accordance with this Section 5.e, the Executive shall be entitled to receive all pay and benefits to which he would have been entitled had his employment terminated in accordance with Section 5.d hereof.

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    6. Survival of Provisions. Provisions of this Agreement shall survive
       ----------------------
termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof.

    7. Confidential Information.
       ------------------------

       a. The Executive shall never use or disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company) any Confidential Information obtained by the Executive incident to his employment with the Company. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

       b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

    8. Assignment of Rights to Intellectual Property. The Executive shall
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promptly and fully disclose all Intellectual Property to the Company. The
Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. All copyrightable works that the Executive creates shall be considered "work made for hire".

    9. Restricted Activities. The Executive agrees that some restrictions on his
       ---------------------
activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the
Company:

       a. While the Executive is employed by the Company and for six (6) months after his employment terminates (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the business of the Company throughout the world. For purposes of this Section 9, the business of the Company shall mean the Products of the Company at the time the Executive's employment terminates.

       b. The Executive further agrees that while he is employed by the Company and during the Non-Competition Period, the Executive will not solicit for hire any employee of the Company; assist in such solicitation by any Person; encourage any such employee to terminate his or her relationship with the Company; or solicit or encourage any customer of the Company to terminate its relationship with the Company.

    10.Enforcement of Covenants. The Executive acknowledges that he has
       ------------------------
carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and that each of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to

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preliminary and permanent injunctive relief against any breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

    11. Conflicting Agreements. The Executive hereby represents and warrants
        ----------------------
that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

    12. Indemnification. The Company shall indemnify the Executive to the extent
        ---------------
provided in its then current Articles or By-Laws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.

    13. Definitions. Words or phrases which are initially capitalized or are
        -----------
within quotation marks shall have the meanings provided in this Section 13 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

        a. "Confidential Information" means any and all information of the Company that is not generally known by others with whom it competes or does business, or with whom it plans to compete or do business. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company, (iv) the identity and special needs of the customers of the Company and (v) the people and organizations with whom the Company has business relationships and those relationships. Confidential Information also includes comparable information that the Company has received from customers and others under an understanding that it would not be disclosed.

        c. "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to either the Products or any prospective activity of the Company in active development.

        d. "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company.

        e. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company, together with all services provided or in active planning (if such planning is known to the Executive) by the Company, during the Executive's employment.

    14. Withholding. All payments made by the Company under this Agreement shall
        -----------
be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

    15. Assignment. Neither the Company nor the Executive may make any
        ----------
assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to a Person with whom the Company shall hereafter affect a reorganization, consolidation or merger or to whom the Company transfers all or substantially all of its properties or assets.

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This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

    16. Severability. If any portion or provision of this Agreement shall to any
        ------------
extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    17. Waiver. No waiver of any provision hereof shall be effective unless
        -----
made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

    18. Notices. Any and all notices, requests, demands and other
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communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the CEO, or to such other address as either party may specify by notice to the other actually received.

    19. Entire Agreement. This Agreement constitutes the entire agreement
        ----------------
between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

    20. Amendment. This Agreement may be amended or modified only by a written
        ---------
instrument signed by the Executive and by an authorized representative of the Company.

    21. Arbitration. Any dispute, controversy or claim between the parties
        -----------
arising out of this Agreement shall be settled by expedited arbitration conducted in New York City in accordance with the American Arbitration Association National Rules for the Resolution of Employment Disputes (the "Rules") and the laws of the State of New York. In the event that a party requests arbitration, it shall serve on the other party (the "Non-Requesting Party") a written demand for arbitration stating the substance of the controversy, dispute or claim, the contention of the party requesting arbitration and the name and address of the arbitrator appointed by it. The Non-Requesting Party, within twenty (20) days of such demand, shall accept the arbitrator or appoint a second arbitrator and notify the other party of the name and address of this second arbitrator so selected, in which case the two arbitrators shall appoint a third. The decision or award of the single arbitrator or, in the case of three arbitrators, the decision or award of any two arbitrators, shall be final and binding upon the parties. In the event that the two arbitrators fail in any instance to appoint a third arbitrator within twenty (20) days of the appointment of the second arbitrator, either arbitrator or any party to the arbitration may apply to the American Arbitration Association for appointment of the third arbitrator in accordance with the Rules. Should the Non-Requesting Party (upon whom a demand for arbitration has been served) fail or refuse to accept the arbitrator appointed by the other party or to appoint an arbitrator within twenty (20) days, the single arbitrator shall have the right to decide alone, and such arbitrator's decision or award shall be final and binding upon the parties. The decision of the arbitrator or arbitrators shall be in writing and shall set forth the basis therefor. The parties shall abide by all awards rendered in the arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. The parties involved in the dispute shall divide equally the administrative charges, arbitrator's fees and related expenses of the arbitration, but each party shall pay its own legal fees incurred in connection with such arbitration. The foregoing, however, shall not limit the right of either party to seek equitable relief from any court of competent jurisdiction. For the purposes hereof, the Executive hereby submits to the jurisdiction of the federal and state courts in New York and notice of demand, process and/or summons in connection with legal

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proceedings, may be served upon Employee by registered or certified mail in accordance with paragraph 18 with the same effect as if personally served.

    22. Headings. The headings and captions in this Agreement are for
        --------
convenience only and in no way define or describe the scope or content of any provision of this Agreement.

    23. Counterparts. This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

    24. Governing Law. This Agreement shall be construed and enforced under, and
        -------------
be governed in all respects by, the laws of the State of New York, without regard to the conflict of laws principles thereof.

    IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the effective date hereof
THE EXECUTIVE                   THE COMPANY


/s/ Michael Pehl                /s/ Jeffrey A. Dachis
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Michael Pehl                    By:  Jeffrey A. Dachis
                                Its: Chief Executive Officer

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